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                                                                       Exhibit 5



October 11, 2005



The Board of Directors
Intermountain Community Bancorp
231 N. Third Avenue
Sandpoint, ID 83864

         RE:      LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

     We have acted as counsel for Intermountain Community Bancorp, an Idaho corporation and bank holding company ("IMCB"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of shares of IMCB common stock, no par value per share (the "Shares"), with a maximum aggregate offering price of up to $10,000,000 (or up to $12,000,000 if the offering is over-subscribed and IMCB exercises its right to accept such over-subscriptions).

     In connection with the Shares that will be issued, we have examined the following: (i) the Registration Statement on Form S-3 to be filed by IMCB with the Securities and Exchange Commission on October 11, 2005 (the "Registration Statement"); and (ii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of IMCB or representations and warranties of IMCB contained in the Plan. We have assumed without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.

     Our opinion assumes that the Shares are issued in accordance with the terms of the Prospectus contained in the Registration Statement after the Registration Statement has become effective under the Act.

     Based upon and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Prospectus, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Idaho and will be fully paid and nonassessable.



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Intermountain Community Bancorp
October 11, 2005
Page 2





     This opinion letter is limited to the application of the laws of the State of Idaho and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdictions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

                          Very truly yours,

                          GRAHAM & DUNN PC


                          /s/ Graham & Dunn PC